SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): May 31, 2002

                             C.E.C Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                0-16734                               87-0217252
        (Commission File Number)           (IRS Employer Identification No.)

                                  136 Arbor Way
                             Henderson, Nevada 89074
               (Address of Principal Executive Offices)(Zip Code)

                                  (866)820-5139
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)


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INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant's Certifying Accountant.

(a) Previous Independent Auditors:

(i) On May 31, 2002 James E. Slayton, CPA resigned as the independent auditor for the Company and Hunter, Atkins & Russell, PLC was appointed as the new independent auditor for the Company.

(ii) During the two most recent fiscal years and interim period subsequent to May 31, 2002, there were no disagreements with James E. Slayton, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(iii) James E. Slayton, CPA 's report on the financial statements for the year ended March 31, 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles but included an explanatory paragraph reflecting an uncertainty because the realization of a major portion of the Company's assets is dependent upon its ability to meet its future financing requirements and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

(iv) The Company has requested that James E. Slayton, CPA furnish it with a letter addressed to the SEC stating whether it disagrees with the above statements. A copy of the letter to the SEC dated December 29, 2003, is filed as an Exhibit to the Form 8-K.

(v) During the two most recent fiscal years and the interim period subsequent to May 31, 2002, there have been no reportable events with James E. Slayton, CPA as set forth in Item 304(a)(i)(v) of Regulation S-K.

(b) New Independent Accountants:

(i) The Company engaged, Hunter, Atkins & Russell, PLC, 5805 North Grand Blvd., Suite D, Okalhoma City, Oklahoma as its new independent auditors as of May 31, 2002. Prior to such date, the Company did not consult with Hunter, Atkins & Russell, PLC regarding (I) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Hunter, Atkins & Russell, PLC, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.


Item 7. Financial Statements and Exhibits

        (a) Not applicable.
        (b) Not applicable.
        (c) Letter from James E. Slayton, CPA

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

C.E.C. INDUSTRIES, INC.

By /s/ BRIAN DVORAK
   ---------------------------------------
   BRIAN DVORAK,  President

Date: December 29, 2003